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                                                                     Exhibit 3.1

                            ARTICLES OF ORGANIZATION
                                       OF
                     OREGON TRAIL ETHANOL COALITION, L.L.C.

                                    ARTICLE 1
                                      Name

     The name of this limited liability company is Oregon Trail Ethanol Coalition, L.L.C., (the "Company").

                                    ARTICLE 2
                               Purpose and Powers

     2.1 Purposes. The purposes for which the Company is organized are to engage in any and all lawful businesses for which a limited liability company may be organized under the laws of the State of Nebraska, including but not limited to the production of ethanol and marketing of the by-products derived from ethanol production.

     2.2 Powers. The Company shall have and exercise all powers and rights conferred upon a limited liability company by the Nebraska Limited Liability Company Act (the "Act"), and any enlargement of such powers conferred by subsequent legislative acts.

     2.3  Duration. The Company shall have a perpetual existence.

                                    ARTICLE 3
                           Principal Place of Business

The Company's principal place of business in Nebraska is 426 Lincoln Avenue, Hebron, Nebraska 68370 which shall serve the nine county area comprising, in alphabetical order, Clay, Fillmore, Gage, Jefferson, Nuckolls, Saline and Thayer.

                                    ARTICLE 4
                     Registered Office and Registered Agent

     4.1 Office. The initial office of the Company is 426 Lincoln Avenue, Hebron, Nebraska 68370.

     4.2 Agent. The name of the initial registered agent of the Company at such address is Rosemary Dageforde.

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                                    ARTICLE 5
                                 Stated Capital

     The total amount of cash and a description and agreed value of all property, other than cash, initially contributed by the members as a basis for capitalization of the Company are described below:

Property Contributed                                Agreed Value
--------------------                                ------------

Cash                                                $10.00

Property -- none                                    $-0-

                                                    ------------------

TOTAL:                                              $10.00

                                    ARTICLE 6
                        Additional Capital Contributions

     Additional contributions to the capital of the Company shall be made only at such times and in such amounts as the members of the Company shall consent to in writing, as provided in the Operating Agreement of the Company.

                                    ARTICLE 7
                         Admission of Additional Members

     Additional members shall be admitted to the Company from time to time, upon the affirmative vote of a majority in interest of the then-existing members. Any member may not unreasonably withhold consent to the admission of a new member.

                                    ARTICLE 8
                            Management of the Company

     The management of the Company shall be vested in the members. The name and address of the initial member is as follows:

     Mark Jagels -- RR 1 Box 189 Davenport, Nebraska 68335

The then-existing members shall elect the successor(s) to the initial Manager in the manner provided by the Operating Agreement.

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                                    ARTICLE 9
                              Majority in Interest

     Whenever the term "majority in interest" is used herein or in the Operating Agreement, it shall mean a majority of both the capital interests and the profit interests of the Members in question in the Company, determined as to the date of the question.

                                   ARTICLE 10
                                   Amendments

     These Articles of Organization shall be amended as required by the Act. In all other circumstances, these Articles may be amended only upon the affirmative vote of a two-thirds majority in interest of the members of the Company.

     The undersigned, being the only member of the Company, hereby adopts and signs the foregoing Articles of Organization for the purpose of forming the Company under the Act.

Dated this 10th day of August, 2001.

                                           MEMBER:

                                           /s/ Mark Jagels
                                           -----------------------------------
                                           Mark Jagels

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                        AMENDED ARTICLES OF ORGANIZATION
                            LIMITED LIABILITY COMPANY
                               Submit in Duplicate

                         Scott Moore, Secretary of State
                     Room 1305 State Capital, P.O. Box 94608
                                Lincoln, NE 68509
                                 (402) 471-4079
                          http://www.nol.org/home/SOS/

Name of Limited Liability Company:   Oregon Trail Ethanol Coalition, L.L.C.
                                   ---------------------------------------------

Please check the item or items that are being amended and provide the appropriate information as changed by the amendment:

___  Name of Limited Liability Company__________________________________________

___  Purpose of Limited Liability Company_______________________________________

___  Period of duration is______________________________________________________

___  Change in stated capital___________________________________________________

 X   Change to any other statement in the Articles of Organization: The
---
Articles of Organization shall be amended as follows:

     1. Article 6 is hereby deleted in its entirety and the following substituted in lieu thereof:

                                    ARTICLE 6
                        Additional Capital Contributions

     Additional contributions to the capital of the Company shall be made as provided in the Company's Operating Agreement, as amended from time to time.

     2. Article 7 is hereby deleted in its entirety and the following substituted in lieu thereof:

                                    ARTICLE 7
                         Admission of Additional Members

     Additional members shall be admitted to the Company from time to time by the Members or the Board of Directors as provided in the Company's Operating Agreement, as amended from time to time.

     3. Article 8 is hereby deleted in its entirety and the following substituted in lieu thereof:

                                    ARTICLE 8
                            Management of the Company

     The Company shall be manager-managed and the management of the Company shall be vested in a Board of Directors. The name and address of the initial Directors are as follows:

Mark Jagels                  Mike Schardt                 Todd Fangmeier
-------------------          ------------------           -----------------
RR 1 Box 189                 RR 1 Box 39A                 Rt. 1 Box 96
-------------------          ------------------           -----------------
Davenport, NE 68335          Carleton, NE 68326           Hebron, NE 68370
-------------------          ------------------           -----------------

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Gene Thomas                     Pamela Maynard               Kent Hummel
--------------------            ----------------             ------------------
71870 563 Ave.                  P.O. Box 97                  72520 564 Ave.
--------------------            ----------------             ------------------
Fairbury, NE 68352              Edgar, NE 68935              Daykin, NE 68338
--------------------            ----------------             -----------------

Darrel Dageforde                Brian Nedrow                 Dan Miller
------------------              ----------------             ------------------
Box 316                         1221 E St.                   RR 1 Box 60
------------------              ----------------             ------------------
Hebron, NE 68370                Geneva, NE 68361             Carleton, NE 68326
------------------              ----------------             ------------------

     4. Article 9 is hereby deleted in its entirety and the following substituted in lieu thereof:

                                    ARTICLE 9
                                Internal Affairs

     The regulation of the internal affairs of the Company are set forth in the Company's Operating Agreement, as amended from time to time, and shall govern the operation of the business and the members accordingly.

     5. Article 10 is hereby deleted in its entirety and the following substituted in lieu thereof:

                                   ARTICLE 10
                                   Amendments

     These Articles of Organization shall be amended as required by the Act or by the Members or Board of Directors as provided in the Company's Operating Agreement, as amended from time to time.

     6. The Articles of Organization are hereby amended to include the following Article 11 and Article 12:

                                   ARTICLE 11
                   Limited Liability of Members and Directors

     The Members and Directors of the Company shall not be liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

                                   ARTICLE 12
                                 Indemnification

     The Company shall have the power to make any other indemnification authorized by any article of the Operating Agreement of the Company or a resolution adopted by the Members of the Company after written notice provided in accordance with the Company's Operating Agreement, as amended from time to time.

     These changes to the Articles of Organization were made pursuant to an affirmative of vote of the majority in interest of the Members or in such manner as specifically provided in the Articles of Organization.

DATED: February 5, 2002

                                          Mark Jagels,
 /s/ Mark L. Jagels - Chairman            Chairman of the Board and President
-------------------------------------- -----------------------------------------
Signature of Authorized Representative Printed Name of Authorized Representative